EXHIBIT 23(A)



                  Exhibit 23 - Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-00000 and 33-75688) pertaining to the 1993 Long-Term Stock Incentive Plan of Triad Guaranty Inc. of our reports dated January 23, 1996 and March 25, 1996, with respect to the consolidated financial statements of Triad Guaranty Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.




/s/ Ernst & Young, LLP
----------------------
Raleigh, North Carolina
November 19, 1996




                                        7